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                                                                    Exhibit 4(w)


                                AMENDMENT #1 TO
                         SECURITIES PURCHASE AGREEMENT

     This Amendment #1 (this "Amendment") to the Securities Purchase Agreement (the "Purchase Agreement"), dated March 28, 2000, by and among The Netplex Group, Inc., a New York corporation (the "Company"), and HFTP Investment L.L.C. ("HFTP"), Wingate Capital Ltd. ("Wingate") and Fisher Capital Ltd. ("Fisher" and together with HFTP and Wingate, the "Buyers") is dated and is effective July 31, 2000.

     1.   The Additional Closing Date.  Section 1(c) of the Purchase Agreement,
          ---------------------------
is hereby amended such that Section 1(c) of the Purchase Agreement shall be replaced to read in its entirety as follows:

               c.   The Additional Closing Date.  The date and time of each
                    ---------------------------
     Additional Closing (an "Additional Closing Date") shall be 10:00 a.m. Central time, on the date specified in the Additional Share Notice (as defined below), subject to satisfaction (or waiver) of the conditions to each Additional Closing set forth in Sections 6(b) and 7(b) and the conditions contained in this Section 1(c) (or such later date as is mutually agreed to by the Company and each Buyer purchasing Preferred Shares at such Closing). At any time during the period beginning on and including the Call Trigger Date and ending on and including the date which is two (2) years after the Call Trigger Date, but subject to the requirements of Sections 6(b) and 7(b) and the conditions contained in this
     Section 1(c); each Buyer may purchase, at such Buyer's option, Additional Preferred Shares and the related Additional Warrants by delivering written notice to the Company (a "Additional Share Notice") at least five Business Days (the "Additional Share Notice Date") prior to the Additional Closing Date set forth in the Additional Share Notice. The Additional Share Notice shall set forth (i) the number of Additional Preferred Shares along with the related Additional Warrants such Buyer will purchase at such Additional Closing which number shall not exceed such Buyer's pro rata portion of 5,000 Additional Preferred Shares (based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares issued), (ii) the aggregate Purchase Price for the Additional Preferred Shares and the related Additional Warrants to be purchased and (iii) the Additional Closing Date. "Call Trigger Date" shall mean the earlier of (I) the earlier of (A) the date the Company files its Form 10-Q for the three months ended June 30, 2000, if such Form 10-Q does not disclose that on or before August 1, 2000 the Company obtained a new credit facility with a bank providing immediately available funds of at least $5,000,000 on commercially reasonable terms (the "Credit Facility"),
     (B) August 14, 2000, if the Company fails to file its Form 10-Q for the three months ended June 30, 2000 on or before August 14, 2000, unless the Company has Publicly Disclosed (as defined below) prior to August 14, 2000 that on or before August 1, 2000 the Company obtained the Credit Facility,
     (II) any date subsequent to (y) the date the Company files its Form 10-Q for the three months ended June 30, 2000 or (z) August 14, 2000, if the Company fails to file such Form 10-Q on or before August 14, 2000, in which the
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     Company Publicly Discloses that the Credit Facility is not effective and available unless a new credit facility, obtained from a bank and with terms not less favorable to the Company and for an amount not less than the Credit Facility, is effective and available, (III) October 31, 2000, if the Company has not Publicly Disclosed that either its subsidiary Contractors Resources, Inc., a New Jersey corporation, and/or any wholly owned subsidiary organized under the laws of any jurisdiction within the United States has completed a Subsequent Financing (as defined below) which resulted in net proceeds to such subsidiary or subsidiaries of at least $7,000,000 and (IV) October 31, 2000, if the Company does not Publicly Disclose that it has received net proceeds of at least $5,000,000 (in addition to the $7,000,000 described in clause (III) above) consisting of a completed Subsequent Financing by either the Company or its Subsidiaries (as defined in Section 3(a)), provided that, if such Subsequent Financing is completed by the Subsidiaries, then such Subsidiaries shall make payments to the Company of at least $5,000,000 on or before October 31, 2000 (which may include repayment of advances which advances were made in the ordinary course of business consistent with past practices as of August 1, 2000). The Additional Closing shall occur on an Additional Closing Date at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693. The Initial Closing Date and the Additional Closing Dates collectively are referred to in this Agreement as the "Closing Dates". For purposes of this Section 1(c), "Subsequent Financing" means the sale by the Company or its Subsidiaries, as the case may be, of shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock which (i) is classified as equity under U.S. Generally Accepted Accounting Principles, (ii) does not include or involve, directly or indirectly, the exercise, conversion or exchange of any securities or rights outstanding on April 30, 2000, (iii) is not pursuant to any agreement entered into by the Company prior to April 30, 2000 or any amendment to or replacement of any such agreement, (iv) does not give the holder of such shares or securities the right, under any circumstances, to require the Company to redeem or repurchase such shares or securities prior to May 31, 2001, (v) by the terms of such sale or the terms of such securities prohibits the Company from redeeming or repurchasing such shares or securities prior to May 31, 2001 and, in fact, the Company does not redeem, retire or repurchase such shares or securities prior to May 31, 2001, and (vi) does not restrict in any manner the ability of any Subsidiary to transfer funds to the Company by way of dividend or otherwise prior to May 31, 2001. For purposes of this Section 1(c), "Publicly Disclose" shall mean the disclosure of information either through a press release or the filing of a Form 8-K with the SEC provided that such information includes sufficient detail to permit each Buyer to independently ascertain, based on such detailed information, whether the Company is in compliance with the requirements contained in this Section 1(c).


     2.   Subsidiary Dividends.  The Company represents to each Buyer that there
          --------------------
is not any contractual or other restriction on the ability of any Subsidiary to transfer funds to the Company by way of dividend or otherwise prior to May 31, 2001. The Company agrees and convenants that it will not enter into any agreement or take any action which would have the effect of restricting at any time prior to May 31, 2001 the ability of any Subsidiary to transfer funds to the Company by way of dividend or otherwise.

     3.   Disclosure.  The substance of this amendment will be disclosed in the
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next amendment to the Company's Form S-1 registering shares of common stock issuable upon conversion of the Series D Convertible Preferred Stock and exercise of the related warrants, with a copy of this amendment attached to such filing as an exhibit thereto.

     4.   Other Provisions.  Except as set forth herein, all other provisions of
          ----------------
the Purchase Agreement shall remain in full force and effect.


                                   * * * * *

                                       2
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     IN WITNESS WHEREOF, the Buyers and the Company have caused this Amendment to be duly executed as of the date first written above.

COMPANY:                            BUYERS:
--------

THE NETPLEX GROUP, INC.             HFTP INVESTMENT L.L.C.



By: /s/ Gene Zaino                  By:  Promethean Asset Management L.L.C.
   ----------------------                 Its: Investment Manager
  Name: Gene Zaino
        -----------------
  Title: Chairman and CEO
        -----------------
                                    By:  /s/ James F. O'Brien, Jr.
                                       -------------------------------------
                                         Name: James F. O'Brien, Jr.
                                              ------------------------------
                                         Title: Managing Member
                                               -----------------------------

                                    FISHER CAPITAL LTD.



                                    By: /s/ Daniel J. Hopkins
                                       ---------------------------
                                       Name: Daniel J. Hopkins
                                       Its: Authorized Signatory


                                    WINGATE CAPITAL LTD.


                                    By: /s/ Daniel J. Hopkins
                                       ---------------------------
                                       Name: Daniel J. Hopkins
                                       Title: Authorized Signatory